EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-9970, No. 33-50278, and No. 33-32166) and in
the Registration Statement on Form S-3 (No. 33-49356) of our report dated April 11, 1996, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in its Annual Report (Form 10-K) for the year ended March 2, 1996.




/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Fort Worth, Texas
May 28, 1996
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                     CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9970, 33-32166 and 33-50278) and Form S-3 (No. 33-49356) of Pier 1 Imports, Inc. of our report dated April 7, 1995, except for Notes 2, 8, 11 and 17, as to which the date is February 29, 1996, included in Item 8 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Item 14(a) of this Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Fort Worth, Texas
May 29, 1996